U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 14, 2001



                                  EDUVERSE.COM
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



        00-27239                                         88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          1135 Terminal Way, Suite 209
                             Reno, Nevada 89502-2168
                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 2 through 6 and 8 are not applicable

Item 1. Changes in Control of Registrant

     (a) On March 14, 2001, the board of directors of Eduverse.Com, a Nevada corporation (the "Company") authorized the execution of settlement agreements with certain creditors of the Company and the subsequent issuance of an aggregate 23,058,000 shares of its restricted common stock.

     The Company has incurred debt inclusive of accrued interest in the aggregate amount of $768,889.44 with certain creditors of the Company (the "Creditor(s)"). Such debt due and owing by the Company relates to either (i) prior financial, administrative and/or managerial services performed by the respective Creditor pursuant to contractual relations with the Company; (ii) prior services performed by the respective Creditor pursuant to employment relations with the Company; or (iii) prior advances made by the respective Creditor to the Company. Therefore, the Company entered into separate settlement agreements dated March 14, 2001, respectively, with each Creditor (the "Settlement Agreement(s)"), whereby each Creditor agreed to settle the debt owed to it by the Company and accept the issuance of restricted common shares of the Company as settlement for all interest and principle due and outstanding to such Creditor as of the date of the Settlement Agreement. On March 14, 2001, the Company issued an aggregate of 23,058,000 of its restricted common shares to the respective Creditors as follows:

--------------------------------------------------------------------------------
Name of Creditor         Aggregate Dollar       Rate per     Number of Shares of
                          Amount of Debt         Share       Common Stock Issued
--------------------------------------------------------------------------------

Vaughn Barbon              $127,630.30          $0.0427           2,989,000

Marc Crimeni               $ 71,022.20          $0.04271          1,663,000

Ewerks                     $ 11,086.83          $0.4264             260,000

Jeffrey Mah                $ 49,657.27          $0.0427           1,163,000

Investor Communications    $456,896.55          $0.0300          15,230,000
International, Inc.

Alexander Cox              $ 52,592.97          $0.0300           1,753,000

--------------------------------------------------------------------------------

     (b) As a result of the issuance of 23,058,000 shares of restricted Common Stock on March 14, 2001, which represented approximately 160% of the issued and outstanding shares of Common Stock, there was a change in control of the Company. The following table sets forth the name and address, as of the date of this Report, and the approximate number of shares of Common Stock owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5) of the Company's Common Stock, and the name and shareholdings of each officer and director, and all officers and directors as a group.



-------------------------------------------------------------------------------------------
Title of Class             Name and Address of                  Amount and       Percent of
                             Beneficial Owner                 Nature of Class       Class
-------------------------------------------------------------------------------------------
                                                                          (1)
Common Stock               Investor Communications              15,230,000          40.61%
                           International, Inc.
                           435 Martin Street, Suite 2000
                           Blaine, Washington 98230
                                                                          (1)
Common Stock               Marc Crimeni                          4,599,950          12.26%
                           70 East 2nd Avenue
                           Vancouver, British Columbia
                           Canada V5T 1B1
                                                                          (1)
Common Stock               Vaughn Barbon                         3,018,953           8.05%
                           56-7501 Cumberland St.
                           Burnaby, British Columbia
                           Canada V3N 4Y1
                                                                          (1)
Common Stock               Mark E. Bruk                          3,583,186           9.55%
                           302-738 Broughton St.
                           Vancouver, British Columbia
                           Canada V6G 3A7
--------------------------------------------------------------------------------------------

     There are no arrangements or understanding among the entities and individuals referenced above or their respective associates concerning election of directors or any other matters which may require shareholder approval.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhbits.

          6.15. Settlement Agreement dated March 14, 2001 between Eduverse.Com and Vaughn Barbon.

          6.16. Settlement Agreement dated March 14, 2001 between Eduverse.Com and Marc Crimeni.

          6.17 Settlement Agreement dated March 14, 2001 between Eduverse.Com and Investor Communications International, Inc.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            EDUVERSE.COM


Date: March 16, 2001                        By: /s/ Grant Atkins
--------------------                        --------------------
                                            Grant Atkins, President